Exhibit 1.7
Corrected List of Investors

1.	Sensus, LLC
2.	Nite Capital, LP
3.	Orrie Lee Tawes
4.	Lorraine DiPaolo
5.	Growth Ventures, Inc. Pensions Plan and Trust
6.	Libertyview Funds, LP
7.	Libertyview Special Opportunities Fund, LP
8.	Trust D
9.	Richard L. Zorn
10.	Jack Fishman
11.	Alan M. Berman
12.	Maurice Marciano Trust (2005 Restatement)
13.	Richard R. Davis
14.	Harry and Theresa Haushalter
15.	William Alexander
16.	Carrier Family Trust
17.	Crestview Capital Master, LLC
18.	Don Kinder
19.	HLTGT, LLC
20.	Howard Smuckler
21.	Michael Toibb
22.	Lucas H. A. Wurfbain
23.	Oliver T.W. Hawkins
24.	Peter S. Rawlings
25.	Robert H. Craft III
26.	Sanford B. Prater
27.	Scott M. and Cheryl L. Hergott Living Trust u/a/d 12/18/03
28.	Sunrise Equity Partners, LP
29.	Toibb Investment, LLC
30.	William D. Hyler
31.	William F. Callanan
32.	Ronald E. Gilefsky
33.	Capital Financial Advisors, LLC
34.	Edmund T. Karam and Barbara Karam
35.	GBAF Capital, LLC
36.	Migdal Insurance Company Ltd. Subaccount: Migdal Elementar
37.	Migdal Insurance Company Ltd. Subaccount: Migdal OLI
38.	Migdal Management of Provident Funds Ltd.
39.	Migdal Insurance Company Ltd. Subaccount: Migdal PPP
40.	Hamagen Insurance Company Ltd.
41.	New Makefet Pension and Benefit Funds Management LTD
42.	Opallo Investment Ltd.
43.	HTI Ventures, LLC
44.	Jack L. Willis
45.	Jacob Harris
46.	Robert and Nancy Maerz
47.	John Layfield
48.	JSH Partners
49.	Marie Carlino IRA
50.	Richard A. Lippe

51.	Ronald B. Sunderland IRA
52.	Taktikan, Ltd.
53.	RHP Master Fund, Ltd.
54.	George A. Davis
55.	Malcolm J. Davis
56.	Paul S. Davis
57.	John VanSickle
58.	Mitchell Kessler
59.	Jeremy Harding
60.	Eric Frankel
61.	Blasucci Corp. - P-S Plan and Trust
62.	Douglas M. Kerr and Joan Walter
63.	Bernard Korman
64.	Maxwell J. Rhee
65.	Stephan H. Kim
66.	Spencer Romoff
67.	O'Malley Family LLC
68.	Myron Gorel
69.	Southridge Drive Associates
70.	Robert J. Casale
71.	Gem Holdings, LLC
72.	Barry H. Garfinkel
73.	Michael Bunyaner
74.	Enable Growth Partners LP
75.	Pierce Diversified Strategy Master Fund LLC
76.	Enable Opportunity Partners, LP
77.	The Churchill Fund LP
78.	The Churchill Fund QP,LP
79.	William P. Behrens
80.	Magnetar Capital Master Fund, Ltd
81.	Yau Doon Chiang
82.	Jeffrey Ma
83.	Steven Eisenberg
84.	H. Joseph Leitch
85.	Guarantee & Trust Co. ttee fbo Harris Toibb IRA/RO
86.	Ronald L. Fein Revocable Trust of 2004
87.	Meredith Whitney
88.	Christina J. Hieber
89.	Jennifer M. Hieber
90.	Cantybay Enterprises Limited
91.	Harvey B. Jacobson Jr
92.	Josephine F. Waine 1992 Trust
93.	Georgeanne S. Eaton
94.	Jablow Family Trust
95.	Jean F. Hieber
96.	Roger L. Goettsche IRA
97.	Civic Capital Fund I, LLC
98.	Mary A. Susnjara IRA
99.	Elaine Dine IRA
100.	William Lippe and Micki Lippe